Exhibit 10.9

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

Dated January 31, 2014

Between

LI-COR, Inc.

And

Aura Biosciences, Inc.

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Exclusive License and Supply Agreement (this “Agreement”) is dated January 31, 2014 (“Effective Date”) and is between LI-COR, Inc., a Nebraska corporation with a principal address of 4647 Superior Street, Lincoln, Nebraska 68504 (“LI-COR”), and Aura Biosciences, Inc., a Delaware corporation with a principal address of 85 Bolton Street, Cambridge, MA 02140 (“Aura”). LI-COR and Aura individually referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, LI-COR has developed a certain proprietary dye, IRDye 700DX, for use in targeted imaging agents, as well as certain technology concerning the binding of such dye to an optical agent;

WHEREAS, Aura desires to license-in, and LI-COR is willing to grant such license to, such dye and technology, on an exclusive basis, for commercial use in the limited field of the treatment and diagnosis of ocular cancers in humans using Aura’s nanoparticles conjugated to such dye; and

WHEREAS, in connection with such license grant to Aura, Aura desires to have LI-COR supply its requirements of such IR Dye 700DX, and LI-COR is willing to supply such IR Dye 700DX, to Aura.

NOW THEREFORE, in mutual consideration of the covenants and obligations set forth in this Agreement, the receipt and legal sufficiency of which is hereby acknowledged, accepted and agreed to, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

Definitions

For purposes of this Agreement, the following capitalized terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1    “Affiliate” means, with respect to any given Person, any other Person at the time directly or indirectly controlling, controlled by or under common control with that Person. “Control” means the possession of, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

1.2    “Commercially Reasonable Efforts” means [***].

1.3    “Confidential Information” means any and all confidential or proprietary information and materials of or concerning a Party or the Licensed Patent or Know-How, including, but not limited to, commercial, financial, and technical information, substances, formulations, techniques, methodologies, customer or client lists, programs, procedures, data, documents, know-how, protocols, results of experimentation and testing, specifications, databases, business plans, trade secrets, business arrangements, information regarding specific transactions, long-term plans and goals, and the terms and conditions of this Agreement. The Licensed Patent and Know-How will be treated as the Confidential Information of LI-COR.

1.4    “EU” means the European Union.

1.5    “FDA” means the United States Food and Drug Administration, including all agencies under its control, and any successor agency thereto.

1.6    “First Commercial Sale” means the first sale of a Licensed Product by Aura, an Affiliate or a Sublicensee to a Third Party, following Regulatory Approval of such Licensed Product.

1.7    “Generic Product” means, with respect to a Licensed Product, a product that (a) obtained Regulatory Approval solely by means an ANDA procedure (or any foreign equivalent thereto) under Section 505 (j) of the Federal Food, Drug, and Cosmetic Act, in the United States for establishing equivalence to such Licensed Product, with the Licensed Product as the reference listed drug, (b) is AB rated and legally substituted by pharmacies for such Licensed Product and (c) is legally marketed by an entity other than the Parties.

1.8    “Improvements” means any changes, discoveries, improvements, developments, enhancements, or modifications in the Know-How or IRDye 700DX however arising and occurring at any time during the Term.

1.9    “Infringement” means any infringement as determined by applicable Law, including direct infringement, contributory infringement, and any inducement to infringe.

1.10    “IRDye 700DX” means LI-COR’s IRDye 700DX Carboxylate.

1.11    “Know-How” means any and all unpatented technical information, research data, designs, trade secrets, confidential information, methods, techniques, results, formulas, process information, clinical data, or other information that: (a) is known to or acquired by LI-COR during the Term; (b) LI-COR has the right to license; (c) is outside the public domain; and (d) is related to LI-COR’s (i) IR Dye 700DX, including but not limited to, chemical synthesis and conjugation methods or (ii) the formulation of IR Dye 700DX.

1.12    “Law” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitute, law, ordinance, principle of common law, regulation, statute, or treaty.

1.13    “Licensed Field” means use in the treatment and diagnosis of ocular cancers in humans.

1.14    “Licensed Patent” means the U.S. Patent No. 7,005,518, entitled, “Phthalocyanine Dyes”, which was issued on February 28, 2006 and filed on October 23, 2003, along with the inventions described and claimed therein.

1.15    “Licensed Product” means nanoparticles conjugated with IR Dye 700DX.

1.16    “Losses” means any and all losses, damages, liabilities judgments, costs, and expenses (including reasonable attorneys’ fees) based on, arising out of, or incidental to any and all claims, actions, demands, suits, causes of action, brought or asserted against a Party by a Third Party.

1.17    “MAA” means any marketing authorization application for a country or region in the Territory, requesting approval from the applicable Regulatory Authority for commercial sale (including the marketing, promotion and distribution) of a Licensed Product in such country or region in the Territory, and any equivalent application submitted in any such country in the Territory, including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.

1.18    “Minimum Royalty” means [***].

1.19    “NDA” means a New Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, §314.80 et seq., in accordance with the requirements of the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the regulations promulgated thereunder, and all amendments and supplements thereto, filed with the FDA, including all documents, data, and other information that are necessary for gaining Regulatory Approval in the Territory, and all additions, supplements, extension and amendments thereto.

1.20    “Net Sales” means the gross sales revenues and fees billed or received by Aura, its Affiliates and Sublicensees for sales of a Licensed Product to independent or unaffiliated Third Party purchasers of such Licensed Product, less deductions with respect to such gross amounts to the extent that such deductions are either included in the billing as a line item as part of the gross amount invoiced, or otherwise specifically documented in accordance with generally acceptable accounting principles to be specifically attributable to actual sales of such Licensed Product:

[***]

In the case of discounts on packages of products or services which include Licensed Product in those countries in which such is legally permissible (“Packages”), the discount applied to Licensed Product within the Package shall be no greater than the smallest discount of a product in the Package determined based on the list price of all such products. If a Licensed Product or another product in the Package does not have a list price, then the Parties will agree on the “Fair Value” of such product in place of the list place for the purpose of calculating royalties hereunder. For clarity, a “sale” of a Licensed Product is deemed to occur upon the invoicing, or if no invoice is issued, upon the earlier of shipment or transfer of title in the Licensed Product.

1.21    “Person” means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority, or other entity.

1.22    “Phase III Clinical Trial” means an expanded human clinical trial intended to gather information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship and to provide an adequate basis for physician labeling.

1.23    “Regulatory Approval” means any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations or authorizations from any Regulatory Authority necessary for the use, storage, import, export, distribution, transport, promotion, marketing, commercialization and regular and continuance commercial sale (including packaging and labeling) of the Licensed Product, NDA filings (or any foreign equivalents thereof) for the Licensed Product, and product license applications of the Licensed Product.

1.24    “Regulatory Authority” means any federal, national, multinational, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity with authority to grant a Regulatory Approval or having jurisdiction over the manufacture, development or commercialization of the Licensed Product.

1.25    “Territory” means the entire world.

1.26    “Third Party” means any party other than the Parties or either Party’s Affiliates.

1.27    “Third Party Royalties” means any royalties Aura owes to one or more Third Parties pursuant to one or more licenses to intellectual property rights entered into by Aura to avoid Infringement of such rights that are reasonably necessary for the practice of the Licensed Patent in the manufacture, use, or sale of the IR Dye 700DX, or to avoid infringement-related litigation with respect to the practice of the Licensed Patent.

1.28    “Unit” means a single unit of Licensed Product packaged for use in a single setting.

1.29    “Valid Claim” means an issued and unexpired claim of the Licensed Patent, that has not been held unpatentable, invalid, or unenforceable by a final unappealable decision of a court or other government agency of competent jurisdiction, in an unappealed or unappealable decision, admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, or otherwise.

1.30    Other Definitions. The following definitions have the meanings ascribed to them in the corresponding Section:

Definition	Section
A.A.A.	13.17(b)
Achievement Date	5.1
Agreement	Introduction
Aura	Introduction
Diligence Event	5.1
Dispute	13.17
Effective Date	Introduction
Executives	13.17(a)
Expanded Field	2.3
Forecast	6.2
License	2.1
LI-COR	Introduction
Milestone	3.3

Milestone Payment	3.3
Package	1.20
Party(ies)	Introduction
Royalty	3.2
Specifications	6.1
Sublicensee	2.2
Supply Failure	6.8
Term	9.1

ARTICLE 2

License

2.1    Grant. Subject to the terms and conditions of this Agreement, LI-COR hereby grants to Aura an exclusive, royalty-bearing, license (“License”) under the Licensed Patent, Improvements and Know-How to research, develop, make, have made, use, have used, market, sell, have sold, distribute, have distributed, export and have imported Licensed Product for the Licensed Field in the Territory during the Term. Notwithstanding the foregoing, such License does not include the right to make or have made IR Dye 700DX.

2.2    Sublicenses. Subject to the terms and conditions of this Agreement, Aura shall have the right to grant sublicenses under the License to (a) to its Affiliates and (b) to Third Parties (“Sublicensee”), to make, have made, market, sell and have sold Licensed Product in the Licensed Field in the Territory. Aura shall remain responsible for complying with all terms and conditions of this Agreement regardless of any grant to a Sublicensee or Affiliate. In addition, Aura shall require that each of its Affiliates and Sublicensees accept all of the relevant terms and conditions of this Agreement as if such Affiliates or Sublicensees were a party to this Agreement, and shall provide LI-COR with a copy of each agreement with a Sublicensee upon execution of such agreement. For clarity, Aura shall have no right to grant a sublicense to its Affiliates or any Third Party under the Licensed Patent and Know-How to make or have made IRDye 700DX in the Licensed Field in the Territory. Upon termination or expiration of this Agreement for any reason, any Sublicensee not then in default under its agreement with Aura or an Affiliate shall have the right to seek a license directly from LI-COR. LI-COR agrees to negotiate such license in good faith under reasonable terms and conditions consistent with this Agreement; provided, however, whether LI-COR enters into any such license shall be at the sole discretion of LI-COR.

2.3    Consideration for Expanded Field. At any time during the Term, LI-COR hereby agrees to consider any request by Aura to negotiate a non-exclusive, royalty-bearing license under the Licensed Patent, Improvements and Know-How to research, develop, make, have made, use, have used, market, offer for sale, sell, have sold, distribute, have distributed, export and import products for the diagnosis and treatment of cancers in indications other than ocular cancers (the “Expanded Field”) in the Territory; provided, that LI-COR is not obligated to negotiate or grant any such license. It is understood generally that the aggregate financial terms of a non-exclusive license in the Expanded Field is likely to be less than financial terms of an exclusive license of an identical scope.

2.4    No Implied Rights or Licenses. Neither Party grants to the other Party any rights or licenses in or to any patent, know-how or other intellectual property right, whether by implication, estoppel or otherwise, except to the extent expressly provided for under this Agreement.

ARTICLE 3

Fees, Royalties, and Payments

3.1    License Issue Fee. In partial consideration for the license and rights granted to Aura under this Agreement, Aura shall pay LI-COR the following non-refundable, non-creditable license issue fee of $[***] according to the following schedule:

Issue Fee Portion	Date Due
$[***]		[	***]
$[***]		[	***]
$[***]		[	***]
Total:	$	[	***]

3.2    Royalty. In partial consideration for the license and rights granted to Aura under this Agreement, Aura shall, on a country-by-country basis, during the Term pay LI-COR the following royalty (“Royalty”) on Net Sales. The Royalties due shall be calculated on an incremental basis and paid annually. [***].

Annual Net Sales	Royalty
[***]	[	***]%
[***]	[	***]%
[***]	[	***]%
[***]	[	***]%

(a)    If the Royalty due for any calendar quarter is less than the Minimum Royalty applicable for such calendar quarter and the total amount of Royalty paid for each of the calendar quarters in the same calendar year as such calendar quarter is less than the total Minimum Royalty due in the aggregate for such calendar quarters, Aura shall pay LI-COR the Royalty plus the difference between the Minimum Royalty and the Royalty for such calendar quarter, to be trued up at the end of each calendar year.

(b)    All such payments must be made quarterly, in accordance with Section 4.1 (b) and this Article 3. In order to ensure LI-COR the full royalty payments contemplated hereunder, Aura agrees that in the event any Licensed Product is sold to an Affiliate or a Sublicensee or to a corporation, firm, or association with which Aura has any agreement, understanding, or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances), the royalties to be paid hereunder for such Licensed Product will be based upon the greater of (x) the net selling price (per Net Sales) at which the purchaser of the Licensed Product resells such product to the end user; (y) the fair market value of the Licensed Product; or (z) the net selling price (per Net Sales) of Licensed Product paid by the purchaser.

(c)    In the event that, on a country-by-country basis, the Licensed Product is not covered by a Valid Claim in a country and there is a Generic Product in such country, then the Royalty on Net Sales of Licensed Product in such country due to LI-COR shall be reduced by [***]% for the remainder of the Term.

(d)    In the event that Aura receives a communication from a Third Party alleging infringement of or notification of such Third Party’s patent rights as they relate to the research, development, manufacture, or use of IRDye 700DX, Aura shall notify LI-COR of such communication, and Aura shall take into consideration LI-COR’s comments regarding such communication. In the event that Aura is required to pay Third Party Royalties in order to license rights to the IRDye 700DX, then Aura may deduct [***]of the Third Party Royalties paid by Aura in such calendar quarter from the Royalty due to LI-COR for such calendar quarter, provided that in no event shall the Royalty due to LI- COR be reduced by more than [***].

3.3    Milestone Payments. In partial consideration for the license and rights granted to Aura under this Agreement, Aura shall pay to LI-COR each of the following milestone payments (“Milestone Payments”) within [***] after the occurrence of the applicable milestone (“Milestone”) only for the first achievement of the Milestone event below for each Licensed Product, whether such event results from the activities of Aura or its Affiliates.

Milestone	Milestone Payment
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
Total:	$	[	***]

All Milestone Payments are non-refundable and non-creditable against any other royalties, fees, or payments hereunder. For clarity, Milestone Payments are owed on a Licensed Product by Licensed Product basis. Notwithstanding the foregoing, with respect to the development of more than one candidate constituting a Licensed Product, if any milestone payments have been made with respect to a candidate the development of which is abandoned by Aura and Aura pursues the development of a subsequent candidate constituting part of such Licensed Product, all milestone payments previously made with respect to such abandoned candidate shall be credited towards the milestones that would otherwise be due and payable with respect to one or more subsequent candidates.

3.4    Method of Payment. All payments to LI-COR hereunder shall be made by deposit of United States Dollars in the requisite amount to such bank account as LI-COR may from time to time designate by written notice to Aura. With respect to sales not denominated in United States Dollars, Aura shall convert applicable sales in foreign currency into United States Dollars based on the average of the conversion rate reported in The Wall Street Journal on the last working day of each month in the calendar quarter of the applicable calendar quarter. Based on the resulting sales in USD, the then applicable royalties shall be calculated. The Parties may vary the method of payment set forth herein at any time upon mutual written agreement, and any change shall be consistent with the local Law at the place of payment or remittance.

3.5    Late Payments. In the event that any payment (other than a payment disputed in good faith) hereunder is not made when due, the amount due will accrue interest calculated at the annual rate of the sum of (a) four percent (4%) plus (b) the prime interest rate quoted by The Wall Street Journal on the date said payment is due, the interest being compounded on the last day of each calendar quarter; provided that in no event will said annual interest rate exceed the maximum interest rate allowed by law. Each such payment when made must be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof will not negate or waive the right of LI-COR to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment, including termination of this Agreement as set forth in Section 9.2.

3.6    Taxes. All fees, royalties, and other payments are exclusive of any national, state, and local sales, use, value added, and other taxes, customs duties, or similar tariffs and fees which Aura may be required to collect or pay. Should any tax or levy be made, Aura agrees to pay such tax or levy and indemnify LI-COR against any claim for such tax or levy demanded. Aura shall pay any withholding taxes required by applicable Law.

ARTICLE 4

Reports, Records, and Inspections

4.1    Reports.

(a)    Summary Reports. Not less than once every six (6) months, Aura shall provide LI-COR with a summary report, which must describe a summary-level review and/or update of the research, development, and commercialization activities undertaken by Aura and its Affiliates and Sublicensees with respect to Licensed Product during the period covered by the report and/or update since the last report. Each such report shall include a summary of work completed, a summary of work in progress, a current schedule of anticipated regulatory approvals, sublicensing efforts, if any, and market plans for introduction of Licensed Product.

(b)    Royalty Reports. Aura shall provide LI-COR with quarterly royalty reports, due within [***] after the end of each calendar quarter. Each such royalty report shall disclose the number of Units of Licensed Product sold, the total Net Sales of such Licensed Product, and the resulting royalties due to LI-COR as a result of either number of Units or Net Sales by Aura and its Affiliates and Sublicensees. Payment of any such royalties due will accompany such royalty report. If no amounts are due LI-COR for any calendar quarter, the report shall so state.

4.2    Records and Inspections. Aura shall make and retain, for a period of three (3) years following the period of each report required by Section 4.1, true and accurate records, files, and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Section 4.1. Such books and records will be in accordance with generally accepted accounting principles consistently applied. Subject to the terms of the Confidentiality Agreement by and between the Parties, Aura will permit the inspection and copying of such records, files, and books of account by LI-COR or its agents during regular business hours upon [***] prior written notice to Aura. Aura may require that the inspection be performed by an independent certified public accountant (CPA) subject to a confidentiality agreement reasonably acceptable to Aura. Inspections may not be made more than once each calendar year. All costs of each such inspection and copying will be paid by LI-COR; provided that if any such inspection reveals that an error has been made in Aura’s favor in an amount equal to five percent (5%) or more of the amounts actually owed, all costs will be borne by Aura. Aura agrees to include in any agreement with its Sublicensees which permits any such party to research, develop, use, offer for sale, sell, or have sold Licensed Product, a provision requiring such party to retain records of sales of Licensed Product and other information as required in Section 4.1 and permit LI-COR or its agents to inspect such records as required by this Section 4.2.

ARTICLE 5

Additional Obligations of the Parties

5.1    Due Diligence.

(a)    General. Aura shall use Commercially Reasonable Efforts to develop and commercialize Licensed Product, and thereafter it shall use Commercially Reasonable Efforts to keep Licensed Product readily available to the public.

(b)    Key Diligence Obligations. Aura shall use Commercially Reasonable Efforts to achieve each of the following diligence events (each, a “Diligence Event”) by the corresponding achievement date set forth below (“Achievement Date”). Notwithstanding the foregoing, Aura shall have the right and option to extend any Achievement Date for a Diligence Event by six (6) month increments, but not more than three (3) times per Diligence Event, by making a [***] payment to LI-COR prior to the expiration of the Achievement Date for such Diligence Event.

Diligence Event	Achievement Date
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

In the event that Aura fails to achieve any Diligence Event by the applicable Achievement Date, and Aura does not elect to extend the applicable Achievement Date as permitted by this Section 5.1(b), then this License shall automatically convert to a non-exclusive license.

5.2    Compliance with Law. In all activities undertaken pursuant to this Agreement, each Party covenants and agrees that it will comply in all material respects with applicable Law.

5.3    Data Sharing.

(a)    By Aura. Aura will provide LI-COR with a right to reference Aura’s “Drug Master File,” or DMF, relating to each Licensed Product and with reasonable access to all data and other information resulting from Aura’s research and development activities regarding IR Dye 700DX. Further, to the extent required by LI-COR with respect to its regulatory filings or manufacturing processes, Aura will provide LI-COR reasonable access to the required raw or summary data within the applicable DMF of Aura, subject to the confidentiality obligations herein and any applicable confidentiality obligations Aura may have to Third Parties. The Parties will cooperate in good faith in furtherance of the foregoing.

(b)    By LI-COR. LI-COR will provide Aura with a right to reference LI-COR’s DMF for IR Dye 700DX. Further, to the extent required by Aura with respect to its regulatory filings or manufacturing processes, LI-COR will provide Aura reasonable access to the required raw or summary data within such DMF of LI-COR, subject to the confidentiality obligations herein and any applicable confidentiality obligations LI-COR may have to Third Parties. LI-COR will reasonably assist Aura, upon its written request, with the CMC section of regulatory filings. The Parties will cooperate in good faith in furtherance of the foregoing.

5.4    Prosecution, Maintenance, and Enforcement.

(a)    Prosecution and Maintenance. LI-COR will have the sole right, in its sole discretion, to prepare, file, prosecute, and maintain the Licensed Patent and any patents or patent applications concerning any Improvements. Aura shall promptly inform LI-COR as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of the Licensed Patent.

(b)    Enforcement. LI-COR and Aura shall notify each other promptly of each infringement or possible infringement of the Licensed Patent, as well as any facts that may affect the validity, scope, or enforceability of the Licensed Patent, of which either Party becomes aware. Aura shall cooperate fully with LI-COR in connection with any action or defense relating to infringement, invalidity, or unenforceability. Aura shall promptly provide LI-COR with access to all necessary documents, and agrees to render reasonable assistance in response to a request by LI-COR. Aura agrees not to take any action or compel LI-COR either to initiate actions for infringement or defend against allegations of invalidity or unenforceability of the Licensed Patent.

5.5    Challenges. If Aura or any of its Affiliates (a) brings any action for a declaratory judgment of the invalidity, unenforceability, or non-infringement of any of the Licensed Patent, (b) initiates a re-examination proceeding with respect to any Licensed Patent, or (c) asserts any other legal challenge to the ownership, infringement, validity or enforceability of any of the Licensed Patent or Know-How, then in any case LI-COR may terminate this Agreement without notice. Aura shall reimburse LI-COR for all costs and expenses it may have incidental to such a termination.

5.6    Promotional Materials and Product Labeling. Subject to Section 5.7(b), Aura agrees that in all advertising, marketing, publicity, promotional, sales, product literature, and similar materials for public distribution or use concerning any Licensed Product, as well on all packaging for all Licensed Product, Aura shall prominently identify such Licensed Product as using LI-COR’s IRDye 700DX “under license from LI-COR, Inc.” Aura further agrees that all packaging for all Licensed Product will be marked with the number of the Licensed Patent in accordance with each country’s patent laws.

5.7    Publicity and Use of Marks.

(a)    Publicity. Except as provided in Section 8.2(e), Aura may not publish or make known to others the existence, terms, or subject matter of this Agreement without first obtaining the prior written approval of LI-COR; provided that, notwithstanding anything to the contrary, Aura may disclose or reference the existence of this Agreement and the existence of its rights under Section 2.1, but no other terms of this Agreement.

(b)    Use of Marks. Aura and its Affiliates and Sublicensees may not use the name “LI-COR,” “LI-COR Biosciences” “IRDye,” “IRDye 700DX,” or any other mark of LI-COR without the prior written consent from LI-COR, such consent not to be unreasonably withheld.

5.8    Improvements. The Parties acknowledge and agree that LI-COR will own any Improvements developed by Aura or its Affiliates or Sublicensees. Aura hereby assigns to LI-COR all right, title, and interest in and to such Improvements, and agrees to take all such actions, and execute such documents, as LI-COR may request to secure title to such Improvements in LI-COR. Aura shall timely disclose to LI-COR each Improvement, and further shall provide LI-COR all information concerning each such Improvement. All Improvements will automatically become licensed to Aura as part of the Licensed Patent or Know-How under this Agreement.

ARTICLE 6

Supply of IRDye 700DX

6.1    Supply & Exclusivity. Subject to Section 6.8, Aura, its Affiliates and Sublicensees shall during the Term, on a country-by-country basis, purchase all of their requirements of IRDye 700DX exclusively from LI-COR. LI-COR shall manufacture and supply Aura, its Affiliates and Sublicensees with non-cGMP IRDye 700DX meeting the Forecast, subject to the terms and conditions of this Agreement, and in accordance with the specifications (“Specifications”) set forth in Exhibit A. In the event Aura, its Affiliates or Sublicensees require cGMP IRDye 700DX to manufacture Licensed Product, Aura, its Affiliates and Sublicensees shall obtain their requirements of such from LI-COR. The price for any cGMP IRDye 700DX supplied by LI-COR to Aura, its Affiliates or Sublicensees shall be reasonably determined by LI-COR.

6.2    Forecasting. Commencing on the Effective Date, Aura shall provide LI-COR with a rolling, eighteen (18) month forecast (“Forecast”) of anticipated quantities and order dates for IR Dye 700DX, with the first six (6) months of each Forecast binding upon Aura. Such Forecast will be updated and submitted monthly, and will be sent by mail or email to [***] ([***]), LI-COR Biosciences, 4647 Superior Street, Lincoln, Nebraska 68504.

6.3    Orders and Acceptance.

(a)    Orders. Aura shall place purchase orders for IRDye 700DX from time to time, provided that Aura shall at a minimum place orders in accordance with the binding portion of the Forecast as set forth in Section 6.2 hereof. Each purchase order will specify: (a) the quantity of IRDye 700DX desired, which quantity shall not be less than 50 mg per purchase order; (b) the desired delivery date(s); and (c) the ship to address. No purchase order will be binding on the Parties unless and until accepted by LI-COR. Aura may cancel any purchase order if notice of cancellation is received by LI- COR in advance of LI-COR’s acceptance of such purchase order.

(b)    Acceptance. LI-COR shall use commercially reasonable efforts to accept each purchase order if it can deliver the IRDye 700DX on or before the requested delivery date. Each delivery of IRDye 700DX shall be made from either concurrently manufactured IRDye 700DX or from the safety stock maintained by LI-COR as required by Section 6.7 hereof. Aura shall notify LI-COR of its acceptance or rejection within [***] after receipt of each such purchase order. Any notice of acceptance will include confirmation of the requested quantities, the delivery date, and the applicable prices.

6.4    Pricing and Payment.

(a)    IRDye 700DX Pricing. Aura, its Affiliates and Sublicensees shall pay LI-COR the following prices for non-cGMP manufactured IR Dye 700DX:

         [***]

(b)    Price Increases. Commencing on January 1, 2015, the prices in subsection (a) may be increased by LI-COR from time to time, but not more than once per calendar year, to reflect reasonable increases in LI-COR’s manufacturing and supply costs (including materials costs).

(c)    Payment. Aura shall pay for each accepted and undisputed purchase order within [***] after the date of LI-COR’s invoice for the same.

6.5    Delivery. Deliveries of IRDye 700DX will be made on the date specified in the accepted purchase order; provided that LI-COR will not be obligated to ship any IRDye 700DX if Aura (or any of its Affiliates or Sublicensees) is delinquent in any undisputed payment for (a) any previously shipped order or (b) any Royalties, Milestone Payments, or other fees owed to LI-COR. The terms of delivery from LI-COR to Aura will be “Ex-Works Incoterms 2010 (EXW)” LI-COR’s facility, and risk of loss and title will pass to Aura accordingly.

6.6    Inspection and Rejection.

(a)    Inspection and Rejection. Aura will have [***] after receipt of a shipment of IRDye 700DX to inspect such product and notify LI-COR if any such product fails to meet applicable specifications. Failure of Aura to provide notice within the aforesaid [***] period will cause such shipment to be deemed accepted. In the event Aura timely rejects any shipment of product, it shall promptly return such nonconforming shipment to LI-COR with a detailed explanation as to the reason(s) for nonconformance. Aura must immediately upon receipt of delivery store and maintain all IRDye 700DX in accordance with LI-COR’s instructions and applicable Law; if Aura fails to so store and maintain such product, Aura will have no right to inspect (and reject) the same hereunder.

(b)    Disputes. In the event any shipment of IRDye 700DX is timely and properly rejected by Aura and LI-COR agrees that the IRDye 700DX does not conform to the applicable Specifications, LI-COR shall send a replacement shipment of IRDye 700DX within [***], after its determination that the IRDye 700DX does not conform to the applicable Specifications. If LI-COR disagrees as to whether or not the IRDye 700DX meets the Specifications, the Parties shall submit the IRDye 700DX in question to an independent third party that has the capability of testing the IRDye 700DX to determine whether or not it complies with applicable Specifications. The losing Party will bear all costs and expenses related to such testing.

6.7    Safety Stock. LI-COR shall, at all times during the Term, maintain a minimum safety stock of the IRDye 700DX sufficient to meet at least eighteen (18) months demand based on Aura’s Forecast.

6.8    Secondary Supplier. In the event that LI-COR fails to supply Aura with IRDye 700DX meeting the Forecast for a period of six (6) consecutive months, and LI-COR is unable to meet the Forecast after such six (6) consecutive month period (“Supply Failure”), Aura may secure a secondary supplier to supply Aura’s Forecasted requirements of IRDye 700DX from such secondary supplier for such period that LI-COR is unable to meet Aura’s Forecasted requirements. LI-COR shall use best efforts to assist Aura in providing Know-How to such secondary supplier necessary to manufacture the IR Dye 700DX. In the event of a Supply Failure, and subject to the terms set forth in this Agreement, LI-COR shall grant to a secondary supplier a non-exclusive royalty-bearing license under the Licensed Patent and Know-How to make and have made IRDye 700DX on behalf of Aura for the Licensed Product for the Licensed Field in the Territory. Such license shall be limited to the period of such Supply Failure and shall extend after such Supply Failure, provided, that after such Supply Failure such secondary supplier may supply up to twenty percent (20%) of Aura’s requirements of IR Dye 700DX.

ARTICLE 7

Representations and Warranties

7.1    Of Both Parties. Each Party hereby represents and warrants to the other as follows:

(a)    Organization. Such Party is duly organized, validly existing, and in good standing under the laws of the state or province of its incorporation.

(b)    Authority and Validity. Such Party has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by such Party of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of such Party, and no other proceedings on the part of such Party are necessary to authorize this Agreement or for such Party to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid, and legally binding obligation of such Party, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)    No Violation or Conflict. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby do not: (i) violate, conflict with, or result in the breach of any provision of the organizational documents of such Party; (ii) conflict with or violate any Law applicable to such Party or any of its assets, properties, or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent which has not been obtained under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any lien or encumbrance on any of the assets of such Party, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise, or other instrument or arrangement to which such Party is a Party except, in the case of (iii), to the extent that such conflicts, breaches, defaults or other matters would not adversely affect the ability of such Party to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

(d)    Governmental Consents and Approvals. The execution, delivery, and performance of this Agreement by such Party do not require any approval from a governmental authority that has not already been obtained, effected, or provided, except with respect to which the failure to so obtain or make could not reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition, assets or liabilities, results of operations or prospects of such Party or its ability to perform its obligations under this Agreement.

(e)    Litigation. There are no actions by or against such Party pending before any governmental authority or, to the knowledge of such Party, threatened to be brought by or before any governmental authority relating to the subject matter of this Agreement. There are no pending or, to the knowledge of such Party, threatened actions to which such Party is a party (or threatened to be named as a party) to set aside, restrain, enjoin, or prevent the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby by either Party. Such Party is not subject to any order of a governmental authority (nor, to the knowledge of such Party, is there any such order threatened to be imposed by any governmental authority) relating to the subject matter of this Agreement.

7.2    Of LI-COR. LI-COR represents and warrants that it owns the Licensed Patent and Know-How free and clear, to its knowledge, of all ownership claims and has the freedom to practice and license all rights granted in Section 2.1 and to enter into this Agreement.

7.3    Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 7, LI-COR MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITY WHATSOEVER WITH RESPECT TO AURA’S (OR ITS AFFILIATE’S OR SUBLICENSEE’S) (A) USE OF THE LICENSED PATENTS, KNOW-HOW, OR IRDYE 700DX, ALL OF WHICH IS PROVIDED “AS IS,” OR (B) RESEARCH OF, DEVELOPMENT OF, USE OF, OFFERING FOR SALE OF, SELLING, OR HAVING SOLD ANY LICENSED PRODUCT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (X) OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE OR (Y) WITH RESPECT TO THE PERFORMANCE, SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY OF THE LICENSED PRODUCT OR IRDYE 700DX, AND LI-COR HEREBY DISCLAIMS ALL SUCH WARRANTIES. FURTHER, AURA MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED EXCEPT AS EXPRESSLY SET FORTH HEREIN.

ARTICLE 8

Confidentiality

8.1    Confidentiality. Each Party may disclose to the other Party certain Confidential Information in connection with this Agreement. The recipient of such information shall maintain the Confidential Information as secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information (but in no event less than a reasonable degree of care). Confidential Information of the other Party may not be used other than for the purposes of carrying out the Parties’ respective rights and obligations under this Agreement, nor shall such information be disclosed or revealed to anyone except employees, advisors, consultants and representatives of the recipient who have a need to know the Confidential Information and who have each entered into a confidentiality agreement with the recipient, under which such employees, advisors, consultants and representatives are required to maintain as confidential the confidential or proprietary information of the recipient. Such employees, advisors, consultants and representatives must be advised by the recipient of the confidential nature of the Confidential Information and that the Confidential Information must be treated accordingly. The obligations in this Section 8.1 apply to Aura’s Affiliates, as well as any Sublicensees.

8.2    Exceptions. The recipient’s obligations under Section 8.1 will not extend to any part of the Confidential Information:

(a)    that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure;

(b)    that can be demonstrated, from the recipient’s written records, to have been in the recipient’s possession;

(c)    that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient or any Third Party;

(d)    that is demonstrated from the recipient’s written records to have been developed by or for the receiving Party without reference to Confidential Information disclosed by the disclosing Party; or

(e)    that is required to be disclosed by applicable Law; provided that the recipient notifies the other Party prior to such disclosure and fully cooperates with the other Party in the event that the other Party elects to contest and avoid such disclosure.

8.3    Unauthorized Disclosure. Each Party acknowledges and agrees that the Confidential Information of the other Party constitutes proprietary information and trade secrets valuable to the other Party, and that the unauthorized use, loss, or disclosure of such Confidential Information may cause irreparable injury to the other Party, for which monetary damages may not be a sufficient remedy, and that the other Party may be entitled, without waiving other rights or remedies, to obtain injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction in the event of any actual or threatened unauthorized use, loss, or disclosure.

8.4    Notification. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information, and shall cooperate with the other Party in any reasonably requested fashion to assist the other Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

8.5    Duration. This Article 8 will survive termination or expiration of this Agreement and will continue for a period of [***] from the date of that termination or expiration.

ARTICLE 9

Term and Termination

9.1    Term. The term of this Agreement (“Term”) will commence on the date of this Agreement and will continue, on a country-by-country basis, until the longer of (a) ten (10) years from the First Commercial Sale of a Licensed Product in such country and (b) the last to expire Valid Claim in such country. Upon expiration of the license in a country, Aura shall have a fully paid license under Section 2.1 under the Know-How in such country.

9.2    Termination. This Agreement may be terminated:

(a)    by either Party upon [***] prior written notice for any material breach by the other Party of this Agreement that remains uncured (other than with respect to late payments, which must be cured within [***]) at the end of such [***] period; provided, however, that if the breach is of such a nature that it cannot be cured within [***], then the cure period shall continue, upon reasonable request by the breaching party, for up to [***].

(b)    by either Party immediately in the event that the other Party files or has filed against it a petition for bankruptcy, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any Law designed for relief of debtors;

(c)    by LI-COR in the event of any violation or breach of Section 5.5, without any notice or additional waiting periods; or

(d)    by either Party upon [***] prior written notice, if Aura completely abandons the development of a nanoparticle product conjugated with a dye for the Licensed Field.

9.3    Effect of Termination. In the event of any termination or expiration of this Agreement:

(a)    The License will immediately terminate, and Aura will no longer have any rights under the Licensed Patent, Improvements or Know-How to research, develop, make, have made, use, have used, sell or have sold any Licensed Product, IRDye 700DX, or to make any other use of the Licensed Patent or Know-How. Further, both Parties will be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement;

(b)    Each Party will cease all use of the other Party’s Confidential Information. Further, each Party shall promptly return to the other Party all Confidential Information of the other Party in such Party’s possession except for one (1) copy which may be maintained in a secure location for archival purposes only;

(c)    Aura shall assign (and hereby assigns) and deliver to LI-COR any and all regulatory files it may have concerning IR Dye 700DX;

(d)    Termination will not affect LI-COR’s right to recover unpaid Royalties, fees, Milestone Payments, or other forms of financial compensation incurred prior to or on termination or expiration. Upon termination, Aura shall submit a final royalty report to LI-COR, and any Royalties, fees, Milestone Payments, and other financial compensation due LI-COR will become immediately payable and shall be paid concurrent with the submission of such final royalty report; and

(e)    Upon termination of this Agreement by Aura pursuant to Section 9.2(a) due to a uncured material breach by LI-COR, Aura, its Affiliates and Sublicensees shall have the right to use, sell or have sold un-used inventory of Licensed Product in its possession for a period of three (3) months subject to the terms and conditions set forth in this Agreement. All such sales by Aura, its Affiliates and Sublicensees shall be subject to the Royalty set forth in Section 3.2.

(f)    The following Articles and Sections will survive any termination of this Agreement: Sections 3.4, 3.5, 3.6, 4.2, 5.3 (solely with respect to the right of reference), 5.8, and Article 8; Section 9.3; and Articles 10, 12, and 13.

ARTICLE 10

Indemnification

10.1    Indemnification.

(a)    By LI-COR. LI-COR shall indemnify, defend, and hold harmless Aura, its Affiliates and Sublicensees, and their respective officers, directors, shareholders, employees, agents, contractors, and personnel from and against any and all Losses arising out of, based on, or incidental to any breach of LI-COR’s representations and warranties in Article 7, except with respect to Losses for which LI-COR is entitled to indemnification under subsection (b). In no event shall LI-COR be obligated to indemnify, defend, or hold harmless Aura, its Affiliates and Sublicensees, and their respective officers, directors, shareholders, employees, agents, contractors, and personnel arising out of any claim related to the manufacture of IRDye 700DX in accordance with the Specifications, including, but not limited to, the manufacture of IRDye 700DX under non-cGMP conditions.

(b)    By Aura. Aura shall indemnify, defend, and hold harmless LI-COR, its Affiliates, and its and their respective officers, directors, shareholders, employees agents, contractors, and personnel from and against any and all Losses arising out of, based on, or incidental to any: (i) the research, development, manufacture, marketing, promotion, advertising, transportation, handling, storage, distribution, or commercialization with respect to any Licensed Product, including product liability, except to the extent such Losses result from LI-COR’s gross negligence or willful misconduct; (ii) the research, development, manufacture, transportation, handling, storage, distribution, or commercialization with respect to IRDye 700DX, except to the extent such Losses result from LI-COR’s gross negligence or willful misconduct; (iii) the practice or use of any the Licensed Patent, Improvements or Know-How by Aura, any of its Affiliates, or any of its or their Sublicensees, except to the extent such claim results from a breach by LI-COR of its representations and warranties in Section 7.1 or 7.2; and (iv) any breach of this Agreement by Aura. The obligation of Aura to indemnify, defend, and hold harmless will continue after, and will not be affected by, any assignment, transfer, or sublicensing of rights to any Affiliate or Sublicensee.

10.2    Notice and Defense of Third-Party Claims. In the event of a claim by a Party for indemnification under this Article, such indemnified Party shall give the indemnifying Party prompt notice of the claim and copies of all papers served upon or received by the indemnified Party relating thereto. The indemnifying Party will have the right to control the defense of such claim and all negotiations for its settlement or compromise; provided that the indemnifying Party (a) will not have the right to bind the indemnified Party to any non-financial settlement, consent, or other agreement without the prior written consent of the indemnified Party, which consent may not be unreasonably withheld or delayed and (b) shall keep the indemnified Party fully informed in all respects concerning the defense and negotiation of the claim(s). The indemnified Party shall provide reasonable assistance to the indemnifying Party, at the indemnifying Party’s expense, in connection with the defense of any such claim. The indemnified Party shall have the right to participate in the defense of any such claim, at its expense.

ARTICLE 11

Insurance

11.1    Requirements. Aura shall, at its sole cost and expense, procure and maintain insurance policies as follows:

(a)    From the date of this Agreement and for a reasonable period after the last and final sale of any Licensed Product (whether by Aura or its Sublicensee), comprehensive general liability insurance in an amount not less than $[***] per incident and $[***] in the annual aggregate. Such comprehensive general liability insurance must provide (i) product liability coverage and (ii) contractual liability coverage (covering, without limitation, Aura’s indemnification obligations under this Agreement), pending confirmation of binding approval of 10.1(a)(ii) by Aura’s insurer.

(b)    During all clinical trials and for a reasonable period after such trials, clinical trial insurance with per subject coverage of $[***] and total study coverage in aggregate of $[***].

11.2    Other Obligations. Aura shall name LI-COR as an additional insured in each policy obtained and maintained in accordance with Section 11.1. Further, upon LI-COR’s request, Aura shall promptly furnish LI-COR with written evidence of all such insurance policies. Aura shall provide LI- COR with at least [***] prior written notice before the cancellation, non-renewal, or material change in any insurance policy. If Aura fails to obtain an applicable replacement insurance provision with comparable coverage within such [***] period, LI-COR will have the right to terminate this Agreement at the end of such [***] period, without any notice or additional waiting periods and without liability of any kind or nature to Aura.

11.3    Third-Party Requirements. Aura shall require its Affiliates and Sublicensees to maintain insurance in favor of LI-COR.

ARTICLE 12

Limitation of Liability

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE FOREGOING LIMITATIONS WILL NOT APPLY WITH RESPECT TO (1) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER; (2) A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER AND ANY AND ALL AMOUNTS PAID IN CONNECTION THEREWITH; AND (3) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE 13

Miscellaneous

13.1    Force Majeure. If either Party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then said failure will be excused for the duration of such event and for such a time thereafter as is reasonable to enable the Parties to resume performance under this Agreement; provided that in no event will such time extend for a period of more than [***].

13.2    Governing Law and Forum. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules. Any action arising under or relating to this Agreement shall be brought in the U.S. District Court for the District of Nebraska, and the Parties hereby consent to jurisdiction in such forum for any such action. To the extent permitted by applicable Law, each Party irrevocably waives all right of trial by jury in any action regarding or relating to this Agreement.

13.3    Assignment. Aura may not sell, assign, delegate, pledge, dispose of, or transfer this Agreement or any rights or duties hereunder, by operation of law or otherwise, without the prior written consent of LI-COR provided however, that no such consent will be required to assign, transfer or dispose of this Agreement or any rights hereunder to a successor in connection with a merger, consolidation, business combination, sale, so long as Aura is not the surviving entity and the successor in interest agrees in writing to be bound by all the terms and conditions hereof prior to such assignment. No assignment or other transfer will release Aura from responsibility for the performance of any accrued obligation of it hereunder (including payment obligations). This Agreement will be binding upon and enforceable against each Party’s successors and permitted assigns and transferees.

13.4    Merger. This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals and arrangements, oral and written, relating to such subject matter, including the term sheet (and all amendments thereto).

13.5    Notices. All notices, communications and deliveries under this Agreement shall be made in writing signed by or on behalf of the Party making the same, shall, as applicable, specify the Section under this Agreement pursuant to which it is given or being made, and shall be delivered personally or sent by registered or certified mail (return receipt requested) or by overnight delivery (with evidence of delivery and postage and other fees prepaid) as follows:

If to LI-COR: LI-COR, Inc. ATTN: Title: 4647 Superior Street Lincoln, NE 68504 Phone: Email:	If to Aura: Aura Biosciences, Inc. ATTN: Title: 85 Bolton Street Cambridge, MA 02140 Phone: Email:

With a copy to: [***]	With a copy to: Rubin and Rudman LLP ATTN: Peter B. Finn, Esq. 50 Rowes Wharf Boston, MA 02110 Phone: [***] Email: [***]

13.6    General Interpretive Provisions.

(a)    The words “hereof,” “herein,” “hereunder,” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)    The term “including” (and variations thereof) is not limiting and means “including without limitation.”

(c)    The captions and headings of this Agreement are for convenience of reference only and will not affect the interpretation of this Agreement.

13.7    Severability. In the event a court of competent jurisdiction finds any provision herein illegal, invalid, or unenforceable, that provision shall be enforced, if possible, to the greatest extent allowed by law in accordance with the Parties’ intent as reflected by this Agreement. If that provision cannot be enforced, the remainder of this Agreement will be enforced to the greatest extent possible, and the offending provision will be treated as though not part of this Agreement.

13.8    Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by duly authorized representatives of each Party.

13.9    Waivers. The failure of either Party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part of it or the right of either Party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement will be held to be a waiver of any other or subsequent breach.

13.10    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and binding upon the Party who executed the same, but all of which together will constitute one and the same Agreement.

13.11    Independent Contractors. The relationship between the Parties is and shall be that of independent contractors. This Agreement does not establish or create a partnership or joint venture between the Parties. Neither Party shall have any right or authority to bind, or enter into any contract on behalf of, the other Party, nor shall either Party hold itself out as having such authority.

13.12    Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity (including any client, customer, employee, partner or other representative of the Parties) other than the Parties and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person or entity being deemed a third party beneficiary of this Agreement. All provisions hereof shall be personal solely among the Parties to this Agreement.

13.13    Construction. This Agreement has been negotiated by the Parties and their respective counsel in good faith and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any Party.

13.14    Export Controls. Each Party acknowledges that it is subject to United States laws and regulations controlling the export of compounds, technical data, and other commodities, and that Aura’s rights under this Agreement are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from an applicable agency of the United States government and written assurances by Aura that Aura shall not export data or commodities outside of the United States without prior approval of such agency. Aura shall take all actions necessary to insure compliance with all such laws and regulations, orders or other restrictions on exports and further will not sell, license or re-export directly, or indirectly, the Licensed Product to any Person for use in any country or territory if such license or use would cause Aura or LI-COR to be in violation of such laws or regulations now or hereafter in effect.

13.15    US Dollars. All payment hereunder shall be made in United States Dollars.

13.16    Further Assurances. Each Party shall, at the reasonable request of the other Party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

13.17    Dispute Resolution. In the event of any dispute, controversy, disagreement, breach or claim arising out of or relating to this Agreement or interpretation of any of the provisions (“Dispute”), such Dispute shall be submitted for resolution in accordance with the following procedures:

(a)    The Parties initially shall attempt to settle any Dispute through good faith negotiations between representatives from each Party in the spirit of mutual cooperation. If the representatives are unable to resolve such Dispute within [***], the Parties shall submit such Dispute to the Parties respective Executive Officers (the “Executives”) for good faith discussion and attempted resolution. If the Executives are unable to resolve such Dispute within [***], then for such Dispute shall be settled by final and binding, non-appealable arbitration pursuant to Section 13.17(b).

(b)    If the Dispute has not been satisfactorily resolved (or waived) pursuant to Section 13.17(a), then the matter shall be referred to arbitration for resolution under the then commercial arbitration rules of the American Arbitration Association (the “A.A.A.”) and the decision of the arbitrators shall be final and binding on the parties. Unless the Parties agree otherwise, the number of arbitrators shall be three, and all three shall be independent, neutral, and experienced in the biotechnology industry. One such arbitrator shall be appointed by each Party within [***] of the initiation of arbitration under this Agreement, and the third such arbitrator shall be selected by mutual agreement of the two such arbitrators selected by the Parties. To the extent three such arbitrators are not selected within [***] of the initiation of arbitration hereunder, such arbitrators shall be appointed by the A.A.A. Each Party shall be responsible for the filing fee and the arbitrator’s fee; and otherwise, each Party shall be responsible for its own costs and expenses, including but not limited to, travel, consultants, depositions, witnesses and attorneys’ fees and disbursements. The arbitrators shall be authorized to only interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power or authority to modify or change any of the above in any manner. The arbitrators shall have no authority to award punitive or speculative damages or any damages inconsistent with the Agreement. In addition to any monetary award, the arbitrators shall be empowered to award equitable relief, including an injunction and specific performance of any obligation under this Agreement. The arbitrators shall, within [***] of the conclusion of the hearing, unless such time is extended by mutual agreement, notify the parties in writing of the decision, stating the reasons for such decision and separately listing the findings of fact and conclusions of law. The arbitration shall be conducted in Chicago, Illinois and shall be governed by the laws of the State of Delaware, and the decision of the arbitrators may be entered in any court of competent jurisdiction. The arbitration proceedings and the decision of the arbitrators will be kept confidential by the Parties and the arbitrators.

//SIGNATURE PAGE FOLLOWS//

The Parties are signing this License and Supply Agreement on the date stated in the introductory clause.

LI-COR, INC.		AURA BIOSCIENCES, INC.

By:	/s/ [***]	By:	/s/ Elisabet de los Pinos
Name: [***] Title: [***]		Name: Elisabet de los Pinos, Ph. D. Title: President and CEO

Exhibit A

SPECIFICATIONS

[***]

AMENDMENT TO EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Amendment to the Exclusive License and Supply Agreement (the “Amendment”) is entered into as of January 26, 2016 (the “Effective Date”), by and between LI-COR, Inc., a Nebraska corporation with a principal address of 4647 Superior Street, Lincoln, Nebraska 68504 (“LI-COR”), and Aura Biosciences, Inc. a Delaware corporation with a principal address of 85 Bolton Street, Cambridge, MA 02140 (“Aura”). All defined terms used herein, but not defined, shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Exclusive License and Supply Agreement, dated as of January 31, 2014 (the “Agreement”);

WHEREAS, the Agreement set forth a procedure whereby Aura was granted a limited right and option to extend any Achievement Date for a Diligence Event by six (6) month increments by making a ten thousand dollar payment for each such extension;

WHEREAS, Aura has inter alia requested an extension of two (2) Achievement Dates associated with certain Diligence Events;

WHEREAS, the Parties desire to amend the Agreement to reflect the foregoing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.    Amendments.

1.1    Section 1.15 of the Agreement is hereby amended and replaced in its entirely as follows:

““Licensed Product” means tumor binding or tumor targeting molecules (excluding antibodies, antibody fragments and antibody-like constructs) conjugated with IRDye 700DX.”

1.2    Section 5.1(b) of the Agreement is hereby amended and replaced in its entirely as follows:

“Key Diligence Obligations. Aura shall use Commercially Reasonable Efforts to achieve each of the following diligence events (each , a “Diligence Event”) by the corresponding achievement date set forth below (“Achievement Date”). Notwithstanding the foregoing, Aura shall have the right and option to extend any Achievement Date for a Diligence Event by six (6) month increments (but not more than two (2) times with respect to first and second Diligence Events, and not more than three (3) times with respect to the third, fourth, and fifth Diligence Events) by making a [***] payment to LI-COR prior to the expiration of the Achievement Date for such Diligence Event. In the event that Aura extends an Achievement Date for a Diligence Event, the Achievement Dates for the remaining Diligence Events subsequent to such extended Achievement Date shall also be extended by six (6) month increments at no additional cost.

	Diligence Event	Achievement Date
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]

In the event that Aura fails to achieve any Diligence Event by the applicable Achievement Date, and Aura does not elect to extend the applicable Achievement Date as permitted by this Section 5.1(b), then this License shall automatically convert to a non-exclusive license.”

2.    Payments. Aura shall pay LI-COR as follows:

2.1    As partial consideration for the rights granted to Aura pursuant to Section 1.1 of this Amendment, Aura shall pay LI-COR:

(a)    a one-time, non-refundable, non-creditable payment in the amount of [***], and

(b)    a one-time, non-refundable, non-creditable payment in the amount of [***].

2.2    As partial consideration for the rights granted to Aura pursuant to Section 1.2 of this Amendment, upon the Effective Date, Aura shall pay LI-COR a one-time, non-refundable, non-creditable payment in the amount of [***].

3.    License. The Parties acknowledge and agree that, notwithstanding the fact that Aura failed to achieve its first Diligence Event by the applicable Achievement Date under the Agreement, and did not elect to extend such Achievement Date prior to such date, the License did not automatically convert to a non-exclusive license.

4.    General Provisions.

4.1    All other terms and conditions of the Agreement shall remain in full force and effect.

4.2    The captions to the paragraphs/sections in this Amendment are not a part of this Amendment or the Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

4.3    This Amendment was drafted by all Parties concerned and thus any rule of contract interpretation calling for documents to be construed against the drafter shall not apply to the construction of this Amendment.

4.4    This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Amendment as of the Effective Date.

LI-COR, INC.		AURA BIOSCIENCES, INC.

By:	/s/ ***	By:	/s/ Elisabet de los Pinos
Name: *** Title: ***		Name: Elisabet de los Pinos, Ph. D. Title: President and CEO

AMENDMENT 2 TO EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Amendment 2 to the Exclusive License and Supply Agreement (the “Amendment”) is entered into as of July 27, 201 7 (the “Effective Date”), by and between LI-COR, Inc., a Nebraska corporation with a principal address of 4647 Superior Street, Lincoln, Nebraska 68504 (“LI-COR”), and Aura Biosciences, Inc. a Delaware corporation with a principal address of 85 Bolton Street, Cambridge, MA 02140 (“Aura”). All defined terms used herein, but not defined, shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Exclusive License and Supply Agreement, dated as of January 31, 2014 (the “Agreement”); and further amended January 26, 2016;

WHEREAS, the Parties have requested clarification on several definitions in the Agreement:

WHEREAS, LI-COR has agreed to provide Aura with an additional product under the Agreement;

WHEREAS, LI-COR has requested Aura to assist with patent term extension under the Agreement; and WHEREAS, pursuant to Section 13.8 of the Agreement, the Parties desire to amend the Agreement to reflect the foregoing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.      Amendments.

1.1    Section 1.10 is deleted and is hereby amended and replaced with:

“1.10 “IRDye 700DX” means IRDye 700DX Carboxylate and any components, fragments, modifications, or derivatives of such dye (“IRDye 700DX Carboxylate”) and any precursors of IRDye 700DX Carboxylate, such as IRDye 700DX Step D, as set forth in Exhibit B.’’

1.2    Section 1.22 is deleted and is hereby amended and replaced with:

“1.22 “Pivotal Clinical Trial” means a clinical study on a sufficient number of subjects that is designed to establish that a Licensed Product is safe and efficacious for its intended use and to determine warnings, precautions and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, as more fully defined in 21 C.F.R. §312.21(c), as amended, such clinical study which is intended to support Regulatory Approval of such Licensed Product, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise an expanded human clinical trial intended to gather information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship and to provide an adequate basis for physician labeling.”

1.3    Each reference in the Agreement to the term “Phase III Clinical Trial is hereby deleted and replaced with the term “Pivotal Clinical Trial.’’

1.4    The last sentence of Section 2.1 is deleted and is hereby amended and replaced with:

“Notwithstanding the foregoing, such License does not include the right to make or have made IRDye 700DX, other than modification of the IRDye 700DX Step D to perform the carboxylate processing of such IRDye 700DX Step D to make IRDye 700DX Carboxylate.’’

1.5    Section 5.1 (b) is hereby deleted and replaced in its entirety as follows:

“(b) Key Diligence Obligations. Aura shall use Commercially Reasonable Efforts to achieve each of the following diligence events (each, a “Diligence Event”) by the corresponding achievement date set forth below (“Achievement Date”). Notwithstanding the foregoing, Aura shall have the right and option to extend any Achievement Date for a Diligence Event by six (6) months increments, but not more than three (3) times per Diligence Event, by making a [***] payment to LI-COR prior to the expiration of the Achievement Date for such Diligence Event.

	Diligence Event	Achievement Date
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]

(i) In the event that Aura fails to meet the Achievement Date for one or more of Diligence Events 3, 4 or 5 referenced in the table above, then Aura shall by obligated to pay LI-COR as follows (each, a “Failure Payment”):

A.

Failure to meet the Achievement Date for Diligence Event 3 or 4: Payment of the $[***] associated with successful completion of the first Pivotal Clinical Trial with a NDA accepted by the FDA, as set forth in Section 3.3.

B.

Failure to meet the Achievement Date for Diligence Event 5: Payment of the $[***] associated with the first Commercial Sale of Licensed Product for clinical (non-research) human in vivo use in the United States, as set forth in Section 3.3.

Aura shall also provide a reasonably detailed written report demonstrating Aura’s use of its Commercially Reasonable Efforts to achieve the Diligence Event, and upon receipt of such report and Failure Payment for such Diligence Event, Aura shall be deemed by LI-

COR to have met all requirements associated with such Diligence Event. In addition, the full payment of a Failure Payment by Aura shall satisfy the applicable Milestone Payment in Section 3.3 and no additional payments shall be due to LI-COR for the achievement of that Milestone.

(ii)    In the event that Aura fails to achieve any Diligence Event by the applicable Achievement Date, and Aura has not elected to either extend the applicable Achievement Date as permitted by this Section 5.1 (b) and has not elected to proceed according to the provision in Section 5.1(b)(i), then this License shall automatically convert to a nonexclusive license.”

1.6    To clearly identify the appropriate Drug Master File, the first sentence of Section 5.3(b) is deleted and is hereby amended and replaced as follows:

“(b) By LI-COR. LI-COR will provide Aura with a right to reference LI-COR’s DMF for IRDye 700DX Carboxylate.”

1.7    Section 5.6 is hereby amended to include, after the last sentence in Section 5.6, the following sentence:

“Notwithstanding the foregoing, regulatory requirements for labeling and packaging in a region may overrule such requirement for Aura to prominently display the LI-COR name or patent information pertaining to the Licensed Product.”

1.8    New Section 5.9 is hereby added immediately after Section 5.8 as follows:

“5.9 Patent Term Extension. The Parties shall reasonably cooperate with each other in obtaining patent term extension in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to the Licensed Patents. If any election with respect to seeking such patent term extension is to be made in any country in the Territory with respect to the Licensed Patents, then LI-COR, in its sole discretion, shall make such election (including by filing supplementary protection certificates and any other extensions that are now or in the future become available). Aura shall abide by such election and cooperate, as reasonably requested by LI-COR, in connection with the foregoing (including by providing appropriate information and executing appropriate documents).”

1.9    The last sentence of Section 6.2 is deleted and is hereby amended and replaced with:

“Such Forecast will be updated and submitted quarterly, and will be sent by mail or email to [***] ([***]), LI-COR Biosciences, 4647 Superior Street, Lincoln, Nebraska 68504.”

1.10    Section 6.3 is hereby amended and replaced in its entirety as follows:

“(a) Orders. Aura shall place purchase orders for IRDye 700DX from time to time, provided that it shall at a minimum place orders in accordance with the binding portion of the Forecast. Each purchase order will specify: (a) the description of the product; (b) part number;

(c) the quantity of IRDye 700DX desired, which quantity shall not be less than 50 mg per purchase order; (d) the desired delivery date(s); and (e) the ship to address. No purchase order will be binding on (he Parties unless and until accepted by LI-COR. Aura may cancel any purchase order if notice of cancellation is received by LI-COR in advance of LI-COR’s acceptance of such purchase order.

(b) Acceptance. LI-COR shall use Commercially Reasonable Efforts to accept each purchase order if it can deliver the IRDye 700DX on or before the requested delivery date, and shall notify Aura of its acceptance or rejection within [***] after receipt of each such purchase order. Any notice of acceptance will include confirmation of the requested quantities, the delivery date, and the applicable prices. If the order from Aura requires more than one batch or lot of material to fulfill said order, LI-COR shall consult with Aura as to how to proceed.”

1.11    Section 6.4(a) is hereby amended and replaced in its entirety as follows:

“(a) IRDye 700DX Pricing. Aura, its Affiliates and Sublicensees shall pay LI-COR in accordance with the following:

[***]

1.12    Section 10.1(b)(ii) is hereby amended and restated as follows:

“(ii) the research, development, manufacture, transportation, handling, storage, distribution, or commercialization with respect to IRDye 700DX and any modification of the IRDye 700DX Step D by Aura, its Affiliates or Sublicensees, except to the extent such Losses result from LI-COR’s gross negligence or willful misconduct;’’

1.13    To include the specifications for non-GMP IRDye 700DX Carboxylate and IRDye 700DX Step D, Exhibit A (Specifications) of the Agreement is hereby amended and replaced in its entirety with Exhibit A attached hereto.

1.14    New Exhibit B (IRDye 700DX) attached hereto, is hereby added immediately after Exhibit A (Specifications) to the Agreement.

2.    General Provisions.

2.1    All other terms and conditions of the Agreement shall remain in full force and effect.

2.2    The captions to the paragraphs/sections in this Amendment are not a part of this Amendment or the Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

2.3    This Amendment was drafted by all Parties concerned and thus any rule of contract interpretation calling for documents to be construed against the drafter shall not apply to the construction of this Amendment.

2.4    This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

2.5    This Amendment may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. An executed facsimile or electronic copy of this Amendment shall have the same force and effect as an original.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Amendment as of the Effective Date.

LI-COR, INC.		AURA BIOSCIENCES, INC.

By:	/s/ [***]	By:	/s/ Elisabet de los Pinos
Name: [***] Title: [***]		Name: Title:

Exhibit A

Specifications

[***]

Exhibit B

IRDye 700DX

[***]

AMENDMENT NO. 3 TO

LICENSE AND SUPPLY AGREEMENT

This Amendment No. 3 to License and Supply Agreement (“Amendment”) is entered into on April 2018, (the “Amendment Effective Date”) by and between LI-COR, INC. (D/B/A LI-COR BIOSCIENCES), a Nebraska corporation with a principal address of 4647 Superior Street, Lincoln, Nebraska 68504 (“LI-COR”), and Aura Biosciences, Inc. a Delaware corporation with a principal address of 85 Bolton Street, Cambridge, MA 02140 (“Aura”).

WHEREAS, LI-COR and Aura have entered into a License and Supply Agreement dated January 31, 2014, and amended January 26, 2016, further amended July 27, 2017 (the “Agreement”).

WHEREAS, the parties now wish to amend the Agreement to reduce the pricing for IRDye 700DX.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations and warranties set forth herein, the parties agree as follows:

SECTION 1.    Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

SECTION 2.    Amendment of Section 6.4(a). Section 6.4(a) of the Agreement is hereby amended and replaced in its entirety as to read as follows:

“6.4 IRDye 700DX Pricing. Aura, its Affiliates, and Sublicensees shall pay LI-COR the following priced for non-cGMP manufactured IRDye 700DX:

Lifetime quantity	Non-GMP IRDye 700DX Carboxylate “Step D” Pricing per gram		Non-GMP IRDye 700DX Carboxylate “Step F” Pricing per gram
[***]	[	***]	[	***]
[***]	[	***]	[	***]
[***]	[	***]	[	***]
[***]	[	***]	[	***]

SECTION 11.    Construction of Agreement. Except as amended and supplemented hereby, all of the terms of the Agreement are incorporated herein by reference and shall remain and continue in full force and effect and are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have hereto caused their duly authorized representatives to execute this Amendment as of the date first written above.

LI-COR, INC.		AURA BIOSCIENCES, INC.

By:	/s/ [***] [***] [***]	By:	/s/ Elisabet de los Pinos

Date:	4-15-18	Date:	4-30-18

AMENDMENT 4 TO EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Amendment 4 (this “Amendment”) to the Exclusive License and Supply Agreement described below is entered into as of April 2, 2019 (the “Effective Date”), by and between LI-COR, Inc., a Nebraska corporation with a principal address of 4647 Superior Street, Lincoln, Nebraska 68504 (“LI-COR”), and Aura Biosciences, Inc. a Delaware corporation with a principal address of 85 Bolton Street, Cambridge, MA 02140 (“Aura”). All defined terms used herein, but not defined, shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Exclusive License and Supply Agreement, dated as of January 31, 2014 (the “Agreement”); and further amended January 26, 2016, July 27, 2017 and April 12, 2018;

WHEREAS, the Parties have requested clarification on certain definitions and terms in the Agreement;

WHEREAS, pursuant to Section 13.8 of the Agreement, the Parties desire to amend the Agreement to reflect the foregoing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Amendments.

1.1    Section 1.13 is deleted and is hereby amended and replaced with:

“1.13 “Licensed Field” means use in the treatment and diagnosis of ocular cancer, including ocular pre-cancer and indeterminate lesions.”

1.2    Section 13.3 is amended by deleting the phrase “so long as Aura is not the surviving entity” and inserting in its place the phrase “so long as Aura is the surviving entity”.

2.	General Provisions.

2.1    All other terms and conditions of the Agreement shall remain in full force and effect.

2.2    The captions to the paragraphs/sections in this Amendment are not a part of this Amendment or the Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

2.3    This Amendment was drafted by all Parties concerned and thus any rule of contract interpretation calling for documents to be construed against the drafter shall not apply to the construction of this Amendment.

2.4    This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

2.5    This Amendment may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. An executed facsimile or electronic copy of this Amendment shall have the same force and effect as an original.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Amendment as of the Effective Date.

LI-COR, INC.		AURA BIOSCIENCES, INC.

By:	/s/ [***]	By:	/s/ Elisabet de los Pinos
	[***] [***] 4/5/2019	Name: Elisabet de Pinos Title: President and CEO 4/5/2019

LI-COR, Inc.

4647 Superior Street

Lincoln, Nebraska

68504 USA

Phone: [***]

Toll Free U.S. & Canada: [***]

www.licor.com

Email

June 5, 2020

Elisabet de los Pinos, CEO

Aura Biosciences, Inc.

85 Bolton Street

Cambridge, MA 02140

Re:	Exclusive License Agreement Between Aura Biosciences and LI-COR dated January 31, 2014 (the “Agreement”); LI-COR Agreement #2013-154

Dear Elisabet,

As mutually agreed between Aura Biosciences and LI-COR, Aura Biosciences shall pay LI-COR [***] ($[***])] on or before June 30, 2020 and [***] ($[***])] on or before May 1, 2021 as Failure Payments under Section 5.1(b)(i)A and B of the Agreement. The timely receipt of the foregoing Failure Payments by LI-COR shall satisfy Aura’s obligations under the terms of Section 5.1(b)(i) A and B of the Agreement and no breach of the Agreement will have occurred on behalf of Aura, provided that Aura Bioscience remains in compliance of Section 5.1(a) and the Agreement shall remain an exclusive Agreement unless Aura fails to timely pay the Failure Payments.

Sincerely,

/s/ [***]

[***]

[***]

Agreed and Accepted by Aura Biosciences

/s/ Elisabet de los Pinos
Elisabet de los Pinos CEO 6/5/2020
Date